UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2010

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland  20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the shareholders of Sandy Spring Bancorp, Inc. was held on May 5, 2010.

(b) The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Solomon Graham	9,662,344	283,227
Gilbert L. Hardesty	9,670,906	274,665
Lewis R. Schumann	7,191,593	2,753,978
Dennis A. Starliper	9,649,998	295,573

There were 3,080,988 broker non-votes in the election of directors.

2.The non-binding resolution to approve the compensation of the named executive officers was approved by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
11,030,069	1,740,517	255,973

There were no broker non-votes on the proposal.

3.The appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
12,884,068	76,365	66,126

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC. (Registrant)

Date: May 6, 2010	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
Executive Vice President, General Counsel and Secretary